SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 11, 1999


                                    HCIA INC.
             (Exact name of registrant as specified in its charter)

             MARYLAND                           0-25378                   52-1407998
(State or other jurisdiction of               (Commission              (I.R.S. Employer
          incorporation)                      File Number)             Identification No.)


1300 EAST LOMBARD STREET
BALTIMORE,  MARYLAND                                                            21202
(Address of principal executive offices)                                    (Zip Code)


Registrant's telephone number, including area code:  (410) 895-7470


                                 NOT APPLICABLE

(Former name or former address, if changed since last report) Exhibit Index on Page 4


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ITEM 5.  OTHER EVENTS.

         On October 11, 1999, HCIA Inc., a Maryland corporation ("HCIA"), announced that it will hold a special meeting of stockholders on Wednesday, Nov. 17, 1999, at 10 a.m. ET to approve its proposed merger with VS&A Communications Partners III, L.P. Stockholders of record as of the close of business on Oct. 8, 1999, will be entitled to receive notice of and to vote at the special meeting.

         Also on October 11, 1999, HCIA and VS&A Communications Partners III, LP, entered into an Amended and Restated Agreement and Plan of Reorganization which provides for the merger of HCIA with and into a limited liability company subsidiary of VS&A. The original agreement and plan of reorganization provided that HCIA would be the surviving company.

         A copy of the press release of HCIA announcing the stockholders' meeting is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Amended and Restated Merger Agreement is filed as Exhibit 99.2 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

99.1     Press Release

99.2     Amended and Restated Agreement and Plan of Reorganization


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              HCIA Inc.




Date:  October 12, 1999                       By: /s/ Barry C. Offutt
                                                 -----------------------
                                                 Barry C. Offutt
                                                 Senior Vice-President,
                                                 and Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

99.1               Press Release

99.2               Amended and Restated Agreement and Plan of Reorganization